Exhibit 16.1

June 28, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:

Willow Creek Enterprises, Inc.

File 000-52970

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Willow Creek Enterprises, Inc., and agree with the statements concerning our Firm contained therein.

Very truly yours,

 /s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
June 28, 2011